EXHIBIT 23.2

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2005 Annual Report on Form 10-K

CONSENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 33-39113, 33-54357, 333-42842, and 333-123512 on Form S-8 of our reports dated July 22, 2004, relating to the consolidated financial statements and consolidated financial statement schedule of Briggs & Stratton Corporation appearing in this Annual Report on Form 10-K of Briggs & Stratton Corporation for the fiscal year ended July 3, 2005.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
September 15, 2005